Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated April 28, 2000 included in this Form 10-K for the year ended March 31, 2000, into the Company's previously filed Registration Statements on Form S-3, File Nos. 333-80679, 333-18933, 333-30955, 333-39421 and 333-62889, 333-31542, 333-94907, 333-32848 and Registration Statements on Form S-8, File Nos. 333-94400, 333-56454, 333-42156 and 333-37017.

                      /s/ ARTHUR ANDERSEN LLP

Portland, Oregon
August 3, 2000